Dated 27 JUL 2010

HK HUAJINYUAN SHIPPING CO., LTD.

as Owner

-and-

ANDREW LIU & COMPANY LIMITED

as Mortgagee

FIRST PREFERRED PANAMANIAN MORTGAGE

m.v. HUA JIN YUAN

INDEX

THIS FIRST PREFERRED MORTGAGE is made on 27 JUL 2010

BY

HK HUAJINYUAN SHIPPING CO., LIMITED, a company incorporated in Hong Kong (Company No. 1353598) (the "**Owner**") with its registered office at Rm 907, JNJ152, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong.

IN FAVOUR OF

ANDREW LIU & COMPANY LIMITED, a company incorporated in Hong Kong (Company No. 94978) (the "**Mortgagee**") with its registered office at Suite 501, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.

WHEREAS

(A) The Owner is the sole owner of the whole of the Vessel (as defined below) registered under the laws and flag of the Republic of Panama.

(B) By the Loan Agreement (as defined below), it was agreed by the Mortgagee as lender to make available to the Owner as borrower a demand loan facility of up to US$3,500,000. for the purposes more particularly specified therein

(C) The Owner executes and delivers this Mortgage in favour of the Mortgagee as security for the Outstanding Indebtedness as described in the Loan Agreement, and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents.

(D) The Owner has authorised the execution and delivery of this Mortgage.

THIS FIRST PREFERRED MORTGAGE is made on 27 JUL 2010

BY

HK HUAJINYUAN SHIPPING CO., LIMITED, a company incorporated in Hong Kong (Company No. 1353598) (the "**Owner**") with its registered office at Rm 907, JNJ152, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong.

IN FAVOUR OF

ANDREW LIU & COMPANY LIMITED, a company incorporated in Hong Kong (Company No. 94978) (the "**Mortgagee**") with its registered office at Suite 501, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.

WHEREAS

(A) The Owner is the sole owner of the whole of the Vessel (as defined below) registered under the laws and flag of the Republic of Panama.

(B) By the Loan Agreement (as defined below), it was agreed by the Mortgagee as lender to make available to the Owner as borrower a demand loan facility of up to US$3,500,000. for the purposes more particularly specified therein

(C) The Owner executes and delivers this Mortgage in favour of the Mortgagee as security for the Outstanding Indebtedness as described in the Loan Agreement, and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents.

(D) The Owner has authorised the execution and delivery of this Mortgage.

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 **Defined expressions.** Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Mortgage unless the context otherwise requires and/or otherwise defined herein.

1.2 **Definitions.** In this Mortgage, unless the contrary intention appears:

"**Loan Agreement**" means the loan agreement dated 27 JUL 2010 and made between the Owner, the Shareholder, and the Mortgagee.

"**Receiver**" means any receiver and/or manager appointed pursuant to Clause 7.4;

"**Secured Liabilities**" means all liabilities and obligations which the Owner, the Shareholder, or the other Obligors or any of them have, at the date of this Mortgage or at any later time or times, in favour of the Mortgagee or any other creditor party under or in connection or by virtue of any and all of the Finance Documents or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities and obligations, or variation of their terms, which is effected by, or connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

"**Shareholder**" means Gao Qiongying (China ID no.: 350128197806221528) of Rm 907, JNJ152, 177-183 Wing Lok Street, Hong Kong; and

"**Vessel**" means the bulk carrier "Hua Jin Yuan" (IMO No. 7420285) registered under the laws and flag of the Republic of Panama of the following approximate dimensions and tonnages:

Length:	214.11 meters
Breadth:	32.55 meters

Depth: 19.81 meters
Gross Tons: 39,242
Net Tons: 22,946

having International Call sign 3FSP and more particularly described in the Navigation Patente Number 41137-10 of Panama and includes any share or interest in that vessel and her engines, machinery, boats, tackle, outfit, spare gear, fuel, freight, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired and also any and all additions, improvements, and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid.

1.3 **Inconsistency between Loan Agreement provisions and this Mortgage.** This Mortgage shall be read together with the Loan Agreement, but in case of any conflict between the Loan Agreement and this Mortgage, the provisions of the Loan Agreement shall prevail, provided that this Mortgage shall always be governed by Panamanian law.

1.4 **Inconsistency between English and Spanish versions of Mortgage.** In the case of any conflict between the English and Spanish language versions of this Mortgage, the provisions of the English language version shall prevail.

2. **MORTGAGE**

2.1 **Mortgage.** In consideration of the premises and other good and valuable consideration the Owner mortgages and charges the Vessel to and in favour of the Mortgagee as security for:

(a) the due and punctual payment of the Outstanding Indebtedness as described in the Loan Agreement, in the maximum principal sum of **US$3,500,000** and of the other Secured Liabilities; and

(b) the performance and observance of and compliance with the covenants, terms and conditions contained in each Finance Document.

2.2 **Constitution of Mortgage.** This Mortgage shall constitute a first and absolute Mortgage on the Vessel in accordance with the provisions of Law 55 of 2008 and of any pertinent provisions of the Civil Code and other laws of the Republic of Panama.

2.3 **Void provisions.** Any provision of this Mortgage construed as waiving the preferred status of this Mortgage shall, to such extent, be void and of no effect.

2.4 **Continuing security.** This Mortgage shall remain in force on the date of this Mortgage and terminating upon discharge of the security created by the Security Documents (including without limitation, this Mortgage and the General Assignment) by payment of all moneys payable thereunder ("Security Period"), as a continuing security for the payment of the Secured Liabilities and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Finance Documents, express or implied and, in particular:

(a) the security interests created by Clause 2.1 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee in respect of the Secured Indebtedness or any part thereof);

(b) the security interests created by Clause 2.1, and the rights of the Mortgagee under this Mortgage, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Mortgagee;

(c) no failure or delay by or on behalf of the Mortgagee to enforce or exercise a security interest created by Clause 2.1 or a right of the Mortgagee under this Mortgage, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a security interest or such a right shall preclude or stop the Mortgagee (either permanently or temporarily) from enforcing or exercising it or result in a security interest expressed to be a fixed security taking effect as a floating security;

(d) the security interests created by Clause 2.1 shall be in addition to, and shall not in any way prejudice or affect and may be enforced by the Mortgagee without prior recourse to the security created by the Loan Agreement or any other of the Security Documents or by any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Mortgagee or any right or remedy of the Mortgagee thereunder and shall not in any way be prejudiced or affected thereby or by the invalidity or unenforceability thereof, or by the Mortgagee releasing, modifying or refraining from perfecting or enforcing any of the same, or granting time or indulgence or compounding with any person liable;

(e) all the rights, remedies and powers vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Loan Agreement, this Mortgage, the other Security Documents or at law and that all the powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient;

(f) the Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to which the Mortgagee may at any time be entitled under this Mortgage; and

(g) the Owner shall remain liable to perform all the obligations assumed by it in relation to the property hereby mortgaged and/or charged and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

2.5 No obligations imposed on Mortgagee. The Owner shall remain liable to perform all obligations connected with the Vessel and the Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel.

2.6 **Release of security.** As soon as reasonably practicable after the full payment of the Outstanding Indebtedness and of any other Security Liabilities, the Mortgagee will, at the request and cost of the Owner, release and discharge this Mortgage.

3. **PAYMENT COVENANTS**

3.1 **General.** The Owner shall comply with the following provisions of this Clause 3 at all times while the Mortgage remains valid, provided that every payment which the Owner makes in accordance with the Loan Agreement shall pro tanto satisfy the Owner's liabilities under this Clause 3.

3.2 **Covenant to pay default interest.** The Owner shall pay to the Mortgagee interest on any amounts, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in the Loan Agreement from the date on which the relevant amounts, expenses, claim, liability, loss, cost, duty, fee, charge or other money is paid or incurred by the Owner (as well after as before judgment) on demand at the rate specified in Section 8.1(a) of the Loan Agreement.

4. **REPRESENTATION AND WARRANTIES**

4.1 **General.** The Owner represents and warrants to the Mortgagee throughout the Security Period as provided in Clause 4.2.

4.2 **Repetition of Loan Agreement representations and warranties.** The representations and warranties in Clause 14 of the Loan Agreement remain true and not misleading as if repeated on the date of this Mortgage and as of each day during the Security Period with reference to the circumstances now or then existing, as the case may be.

5. **COVENANTS**

5.1 **General.** The Owner shall comply with the following provisions of this Clause 5 at all times except as the Mortgagee may otherwise permit in writing.

5.2 **Insurance.** The Owner shall insure and maintain the vessel insured throughout the term of the Loan Agreement, the General Assignment and the Mortgage in accordance with the relevant Finance Documents and the Mortgagee's written requirements from time to time.

5.3 **Perfection of Mortgage.** The Owner shall:

(a) keep this Mortgage registered as a First Preferred Mortgage on the Vessel under and in accordance with the laws of the Republic of Panama and for this purpose the Owner shall execute and record as soon as practicable, and in any event, within three months of the date of this Mortgage any and all such documents or things as may be necessary or desirable to register permanently and/or to preserve this Mortgage as a valid First Preferred Mortgage on the Vessel; and

(b) promptly provide the Mortgagee from time to time with evidence in such form as the Mortgagee requires that the Owner is complying with Clause 5.3(a).

6. PROTECTION OF SECURITY

6.1 **Mortgagee's right to protector or maintain security.** The Mortgagee may take any action which it may think fit for the purpose of protecting or maintaining the security created by this Mortgage or for any similar or related purpose.

6.2 **Mortgagee's right to insure, repair etc.** Without limiting the generality of Clause 6.1, if the Owner does not comply with Clause 5, the Mortgagee may:

(a) effect, replace and renew any insurances;

(b) arrange for the carrying out of such surveys and/or repairs of the Vessel as it deems expedient or necessary; and

(c) discharge any liabilities charged on the Vessel, or otherwise relating to or affecting her, and/or take any measures which the Mortgagee may think expedient or necessary for the purpose of securing her release.

7. ENFORCEABILITY AND MORTGAGEE'S POWERS

7.1 **Right to enforce security.** On the occurrence of an Event of Default as described in the Loan Agreement but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Mortgage has become enforceable, and irrespective of whether a notice has been served:

(a) the security constituted by this Mortgage shall immediately become enforceable;

(b) the Mortgagee shall be entitled at any time or times to exercise the powers set out in Clause 7.2; and

(c) the Mortgagee shall be entitled at any time or times to exercise the powers possessed by it as Mortgagee of the Vessel conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Vessel.

7.2 **Right to take possession, sell etc.** On the occurrence of an Event of Default, the Mortgagee shall be entitled then or at any later time or times:

(a) to take possession of the Vessel whether actually or constructively and/or otherwise to take control of the Vessel wherever the Vessel may be and cause the Owner or any other person in possession of the Vessel forthwith upon demand to surrender the Vessel to the Mortgagee without legal process and without the Mortgagee or any other creditor party being liable for any losses thereby caused or to account to the Owner in connection therewith;

(b) to sell the Vessel or any share in the Vessel after 20 day's prior notice to the Owner and any other mortgages of record (if any) or such lesser period of notice (or no notice at all) as may be permitted under Panamanian law from time to time, and with or without the benefit of nay charterparty or other contract for her employment, by public auction or private contract at any time, at any terms

(including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Mortgagee may think fit, with power for the Mortgagee to purchase the Vessel at any such public auction and to set off the purchase price against all or any part of the Secured Liabilities:

(c) to manage, insure, maintain and repair the Vessel and to charter, employ, lay up or in any other manner whatsoever deal with the Vessel in any manner, upon terms and for any period which the Mortgagee may think fit, in all respect as if the Mortgagee were the owner of the Vessel and without the Mortgagee being responsible for any loss thereby incurred;

(d) to collect, recover and give good discharge for any moneys or claims arising in relation to the Vessel and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(e) to take over or commence or defend (if necessary using the name of the Owner) any claims or proceedings relating to, or affecting, the Vessel which the Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceeding; and

(f) generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Vessel which the Mortgagee may think fit.

7.3 **No liability of Mortgagee.** The Mortgagee shall not be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or to preserve, exercise or enforce any right relating to the Vessel.

7.4 **Receivership.**

(a) At any time after the occurrence of an Event of Default, the Mortgagee shall be entitled (but not bound) to appoint any person or persons to be a Receiver of the Vessel or any part thereof (with power to authorise any joint Receiver to exercise

any power independently of any other joint Receiver) and may from time to time fix his remuneration, and may remove any Receiver so appointed and appoint another in his place. Any Receiver so appointed shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such Receiver so appointed shall have all powers conferred by law and, in addition, power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Vessel or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such Receiver may exercise all the powers and discretions conferred on the Lender by this Mortgage.

(b) Any Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved, upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

(c) Neither the Mortgagee nor any Receiver shall be liable as mortgagee in possession in respect of all or any of the Vessel to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

8. TAXES AND OTHER DEDUCTIONS

(a) Funds

All payments to be made by the Owner under this Mortgage shall be made in full in immediately available funds without any set-off or counterclaim whatsoever, free and clear of any Taxes, deductions or withholdings.

(b) Taxes

If at any time the Owner or any other person is required to make any deduction or withholding in respect of Taxes or otherwise from any payment due under this Mortgage for the account of the Mortgagee, the sum due from the Owner in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Mortgagee receives on the due date for such

payment (and retains, free from and clear of any Taxes or otherwise) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Owner shall indemnify the Mortgagee against any losses or costs incurred by it by reason of any failure of the Owner to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Owner shall promptly deliver to the Mortgagee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

9. APPLICATION OF MONEYS

9.1 **General.** All sums received by the Mortgagee or the Receiver:

(a) in respect of sale of the Vessel or any share in the Vessel;

(b) in respect of net profits arising out of the employment of the Vessel pursuant to Clause 7.2 (c); or

(c) in respect of any other transaction or arrangement under Clauses 7.1 or 7.2,

shall be held by the Mortgagee upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Mortgagee or Receiver in or connection with the exercise of its powers and to apply the balance in accordance with the Finance Documents and, without limitations, (i) in or towards payment of all costs, charges and expenses incurred in connection with the enforcement of this Mortgage and (ii) in or towards payment of the other Secured Liabilities in such order and manner as the Mortgagee considers appropriate.

10. FURTHER ASSURANCES

10.1 **Owner's obligation to execute further documents etc.** The Owner shall:

(a) execute and deliver to the Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document; and

(b) effect any registration or notarization, give any notice or take any other step, which the Mortgagee may, by notice to the Owner, specify for any of the purpose described in Clause 10.2 or for any similar or related purpose.

10.2 Purposes of further assurances. The purpose referred to in Clause 10.1 are:

(a) validly and effectively to create any security interest or right of any kind which the Mortgagee intended should be created by or pursuant to this Mortgage;

(b) to protect the priority, or increase the effectiveness, in any jurisdiction of any security interest which is created, or which the Mortgagee intended should be created, by or pursuant to this Mortgage;

(c) to enable or assist the Mortgagee to sell or otherwise deal with the Vessel, to transfer title to, or grant any interest or right relating to, the Vessel or to exercise any power which is referred to in Clauses 7.1 or 7.2; or

(d) to enable or assist the Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel in any country or under the law of any country.

10.3 Terms of further assurances. The Mortgagee may specify the terms of any document to be executed by the Owner under Clause 10.1, and those terms may include any covenants, undertaking, powers and provisions which the Mortgagee consider appropriate to protect their and any other creditor party's interests.

10.4 Obligation to comply with notice. The Owner shall comply with a notice under Clause 10.1 by the date specified in the notice.

10.5 Additional corporate action. At the same time as the Owner delivers to the Mortgagee any document executed under Clause 10.1 (a), the Owner shall also deliver to the Mortgagee a certificate signed by any director of the Owner which shall:

(a) set out the text of a resolution of the Owner's director(s) specifically authorising the execution of the document specified by the Mortgagee; and

(b) state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote one the resolution was present or that the resolution has been signed by the sole director or all the directors and is valid under the Owner's articles of association or other constitutional documents.

11. POWER OF ATTORNEY

11.1 Appointment. For the purpose of securing the Mortgagee's interest in the Vessel and the due and punctual performance of the Owner's obligations to the Mortgagee under this Mortgage, the other Finance Documents, and every other security document to which the Owner is or is to be a party, the Owner irrevocably and by way of security appoints the Mortgagee as its attorneys, on behalf of the Owner and in its name or otherwise, to execute or sign any document and do any act or thing which the Owner is obliged to do under the Finance Documents.

11.2 Ratification of actions of attorney. For the avoidance of doubt and without limiting the generality of Clause 11.1, the Owner confirms that Clause 11.1 authorizes the Mortgagee to execute on its behalf a document ratifying any transaction or action which the Mortgagee has purported to enter into or to take and which the Mortgagee considers was or might have been outside his powers or otherwise invalid.

11.3 Delegation. The Mortgagee may sub-delegate to any person or persons all or any of the powers (including the discretions) conferred on the Mortgagee by Clauses 11.1 and/or 11.2, and may do so on terms authorising successive sub-delegations.

12. SPECIAL POWER OF ATTORNEY

The Owner and the Mortgagee each hereby confer a special power of attorney on Messrs. Arias B. & Associates lawyers of 19th Floor, Banco General Tower, Aquilino de

la Guardia Street, Panama City, Republic of Panama and/or any partner in that firm authorising that firm or any partner in that firm to take all necessary steps to record this Mortgage in the appropriate Registry of the Republic of Panama and from time to time details of the indebtedness secured by this Mortgage.

13. SUPPLEMENTAL

13.1 **No restriction on other rights.** Nothing in this Mortgage shall be taken to exclude or restrict any power, right or remedy which the Mortgagee or any other creditor party may at any time have under:

(a) any other Finance Document; or

(b) the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Vessel.

13.2 **Exercise of other rights.** The Mortgagee may exercise any right under this Mortgage before it or any other creditor party has exercised any right referred to in Clause 13.1 (a) or (b).

13.3 **Settlement or discharge conditional.** Any settlement or discharge under this Mortgage between the Mortgagee or any other creditor party and the Owner shall be conditional upon no security or payment to the Mortgagee or any other creditor party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

14. PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Mortgage under any law shall not affect its legality, validity or enforceability under any other law nor the legality, validity or enforceability of any other provision of this Mortgage.

15. LAW AND JURISDICTION

15.1 **Panamanian Law.** This mortgage shall be governed by and construed in accordance with Panamanian law. The Owner submits to the non-exclusive jurisdiction of the courts of Hong Kong.

15.2 **Choice of forum.** The Mortgagee reserves the right:

(a) to commence proceedings in relation to any matter which arises out of or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in Panama or without commencing proceedings in Panama.

15.3 **Action against Vessel.** The rights referred to in Clause 15.2 include the right of the Mortgagee to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of that jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable laws) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.

15.4 **Creditor Parties rights unaffected.** Nothing in this Clause 15 shall exclude or limit any right which any Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

15.5 **Meaning of proceedings.** In this Clause 15, proceedings means proceedings of any kind, including an application for a provisional or protective measure.

16. MORTGAGED SUM, INTEREST RATE AND MATURITY DATE.

16.1 Mortgaged sum. For the purpose of registration, the maximum principal amount secured by this Mortgage is **US$3,500,000.**

16.2 Interest Rate. For the purpose of registration, the interest rate applicable to the mortgage shall be such interest rate payable on such day or days as indicated to the Owner by the Mortgagee from time to time.

16.3 Maturity Date. For the purpose of registration, the final repayment date is upon the earlier of (a) a demand by the Mortgagee or (b) the Final Repayment Date.

IN WITNESS whereof the Owner has caused this Mortgage to be executed by its duly authorised representative the day and year first before written.

<u>THE OWNER</u>

SEALED with the **COMMON SEAL** of)
HK HUAJINYUAN SHIPPING CO., LIMITED)
and **SIGNED** by Dong Wenting)
)